Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Results

Easton, Maryland (07/23/2008) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income of $2.766 million or $0.33 per diluted share for the second quarter of 2008, compared to $3.372 million or $0.40 per diluted share for the first quarter of 2008 and $3.356 million or $0.40 per diluted share for the second quarter of 2007. Net income for the first half of 2008 was $6.1 million or $0.73 per diluted share, compared to $6.8 million or $0.81 per diluted share for the first half of 2007.

“Having passed the halfway mark during a year that will surely prove among the most difficult for many community banks, we think our relative performance has been very good and our outlook remains quite positive as it relates to the stability and uniqueness of our markets as well as our growth prospects, our asset quality and our capital strength,” said W. Moorhead Vermilye, president and chief executive officer of Shore Bancshares, Inc. “We are cautious, but upbeat and we see the glass as much more full than empty.”

“At June 30, our total stockholders’ equity was $123 million, with average equity to average assets at 12.45% and average tangible equity to average tangible assets at 10.43%. Our capital ratios continue to be well in excess of regulatory minimums.”

“We believe our loan quality is excellent, especially given current economic conditions across the country and also closer to home in the mid-Atlantic region. We also believe the close proximity of our home markets on the Delmarva Peninsula to the major metro centers from New York down to the Norfolk-area tidewater complex gives us far more benefits than we tend to get credit for.”

“Our loan delinquencies and nonperforming assets remain at very low levels. We added $615 thousand to our provision for loan losses during the second quarter, due to economic conditions and to keep pace with overall loan growth, which was $33 million in new loans during the second quarter, as loans were up 4.1%. Our ratio of nonperforming assets to total assets stood at a very favorable 0.47% at June 30, 2008 and net charge-offs for the second quarter amounted to $259 thousand. All of these measures reflect continuing adherence to our traditional very conservative approach to originating loans and to the broader process of managing overall credit quality.”

“During the second quarter, the underlying strength of our markets and our position as the dominant independent local banking company on the Delmarva Peninsula combined to produce both very respectable loan growth, plus nearly $2 million in new noninterest (fee-based) income. The increase in fee-based revenue over the second quarter of 2007 was primarily the result of our acquisition of two insurance agencies during the fourth quarter of 2007. We think the acquisitions will bode well as we strive to diversify overall fee-based revenue sources to help stabilize the impact of volatile interest rates that impact the lending side of our business.”

“On a related note, we continued to fund our loan growth primarily through our own local core deposit-gathering activities. In a very competitive environment for deposits, we were able to hold the resulting decline in our net interest margin to 49 basis points during the second quarter versus a year ago (and a 25 basis point decline versus the linked first quarter of 2008). So the margin stood at 4.17% for the second quarter of 2008 and 4.30% for the first half of 2008, which we believe is better than decent, given the operating environment for community banks,” said Vermilye. “From a strategic standpoint, we feel our company is well-positioned to take advantage of rising rates in the future. In the meantime, we plan to remain focused on strong underwriting and core business organic growth initiatives - areas in which we traditionally excel.”

The Company’s return on average assets for the second quarter of 2008 was 1.12%, compared to 1.38% and 1.43% for the quarters ended March 31, 2008 and June 30, 2007, respectively. The return on average stockholders’ equity was 8.98% for the second quarter of 2008, compared to 10.96% for the first quarter of 2008 and 11.69% for the second quarter of 2007.

The Company’s return on average assets for the first six months of 2008 was 1.25%, compared to 1.43% for the first six months of 2007. The return on average stockholders’ equity was 10.02% for the first half of 2008, compared to 11.89% for the first half of 2007.

At June 30, 2008, total assets were $1.019 billion, total deposits were $818.7 million, and total stockholders’ equity was $123.0 million compared to $956.9 million, $765.9 million and $120.2 million, respectively, at December 31, 2007. The increase in total assets of approximately $62 million since December 31, 2007 related mainly to growth in loans, funded primarily by deposit growth. The growth in loans was $65.2 million during the first half of 2008, with period-end loans totaling $841.6 million at June 30, 2008.

Review of Quarterly Financial Results
Net interest income for the second quarter of 2008 was $9.6 million, a decrease of 4.0% from the first quarter of 2008 and a decrease of 6.0% from the same period last year. Lower yields on earning assets were the primary reason for the decreases. The Company’s net interest margin was 4.17% for the second quarter of 2008, a decrease of 25 basis points when compared to the first quarter of 2008 and a decrease of 49 basis points when compared to the second quarter of 2007.

The provision for credit losses was $615 thousand for the three months ended June 30, 2008. The comparable amounts were $462 thousand and $413 thousand for the three months ended March 31, 2008 and June 30, 2007, respectively. The increased provision for the second quarter of 2008 when compared to the first quarter of 2008 and the second quarter of 2007 reflected the continued growth in the loan portfolio and current economic conditions. Net charge-offs were $259 thousand for the second quarter of 2008, $87 thousand for the first quarter of 2008 and $34 thousand for the second quarter of 2007. Quarter-to-date annualized net charge-offs to average loans was 0.13% for the second quarter of 2008, 0.04% for the first quarter of 2008 and 0.02% for the second quarter of 2007. Nonperforming assets to total assets was 0.47% at June 30, 2008. The comparable nonperforming asset ratio was 0.34% at March 31, 2008 and 0.24% at June 30, 2007. The allowance for credit losses to period-end loans was 0.98% at both June 30, 2008 and March 31, 2008 and 0.94% at June 30, 2007. Management believes that the provision for credit losses and the resulting allowance were adequate at June 30, 2008.

Noninterest income for the second quarter of 2008 increased $1.9 million when compared to the second quarter of 2007. The increase was primarily the result of the acquisition of two insurance agencies during the fourth quarter of 2007. Service charge income increased $135 thousand, insurance agency commissions increased $1.5 million and other noninterest income increased $250 thousand for the second quarter of 2008 when compared to the second quarter of 2007. Noninterest income decreased $308 thousand from the first quarter of 2008 due to a decrease in insurance agency commissions of $356 thousand. When compared to the first quarter of 2008 service charge income increased $46 thousand.

Noninterest expense for the second quarter of 2008 increased $2.0 million when compared to the second quarter of 2007. The increase was primarily attributable to the operating expenses of the two insurance agencies acquired during the fourth quarter of 2007. Salaries and benefits increased $1.0 million and other noninterest expenses increased $885 thousand for the second quarter of 2008 when compared to the second quarter of 2007. Noninterest expense increased $138 thousand from the first quarter of 2008 primarily due to an increase in other noninterest expenses partially offset by a decrease in salaries and benefits.

Review of Six-Month Financial Results
Net interest income for the first six months of 2008 was $19.7 million, a decrease of 2.4% when compared to the first six months of 2007. The decrease was primarily the result of lower yields on earning assets. The net interest margin declined 26 basis points from 4.56% for the first half of 2007 to 4.30% for the first half of 2008.

The provisions for credit losses for the six months ended June 30, 2008 and 2007 were $1.1 million and $655 thousand, respectively. Net charge-offs were $346 thousand and $70 thousand for the six months ended June 30, 2008 and 2007, respectively. The increased provision in 2008 reflected the overall growth of the loan portfolio as well as current economic conditions. Year-to-date annualized net charge-offs to average loans was 0.09% for the first half of 2008 and 0.02% for the first half of 2007.

Noninterest income for the six months ended June 30, 2008 totaled $10.7 million, an increase of $3.8 million when compared to the same period in 2007. The increase was primarily due to the acquisition of the two insurance agencies during the fourth quarter of 2007. Service charge income increased $317 thousand, insurance agency commissions increased $3.0 million and other noninterest income increased $494 thousand for the first half of 2008 when compared to the first half of 2007.

Noninterest expense for the six months ended June 30, 2008 was $19.3 million, an increase of $3.7 million when compared to the same period in 2007. The increase was primarily attributable to the operating expenses of the two insurance agencies acquired during the fourth quarter of 2007. Salaries and benefits increased $2.1 million and other noninterest expenses increased $1.5 million for the first half of 2008 when compared to the first half of 2007.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of three banks, The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; a registered investment adviser firm, Wye Financial Services, LLC; and a mortgage broker subsidiary, Wye Mortgage Group, LLC.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, President and CEO

Shore Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
PROFITABILITY FOR THE PERIOD
Net interest income	$9,632	$10,242	(6.0)%	$19,662	$20,147	(2.4)%
Provision for credit losses	615	413	48.9	1,077	655	64.4
Noninterest income	5,194	3,261	59.3	10,696	6,909	54.8
Noninterest expense	9,729	7,747	25.6	19,320	15,638	23.5
Income before income taxes	4,482	5,343	(16.1)	9,961	10,763	(7.5)
Income tax expense	1,716	1,987	(13.6)	3,823	4,004	(4.5)
Net income	$2,766	$3,356	(17.6)	$6,138	$6,759	(9.2)

Return on average assets	1.12%	1.43%	(21.7)%	1.25%	1.43%	(12.6)%
Return on average equity	8.98	11.69	(23.2)	10.02	11.89	(15.7)
Net interest margin	4.17	4.66	(10.5)	4.30	4.56	(5.7)
Efficiency ratio - GAAP based	65.62	57.37	14.4	63.64	57.80	10.1

PER SHARE DATA
Basic net income	$0.33	$0.40	(17.5)%	$0.73	$0.81	(9.9)%
Diluted net income	0.33	0.40	(17.5)	0.73	0.81	(9.9)
Dividends paid	0.16	0.16	-	0.32	0.32	-
Book value at period end	14.65	13.72	6.8
Tangible book value at period end	12.01	12.12	(0.9)
Market value at period end	18.72	25.85	(27.6)
Market range:
High	26.47	29.15	(9.2)	26.47	30.76	(13.9)
Low	18.52	23.98	(22.8)	18.52	23.54	(21.3)

AT PERIOD END
Loans	$841,600	$731,211	15.1%
Securities	91,842	126,305	(27.3)
Assets	1,019,463	940,763	8.4
Deposits	818,656	764,728	7.1
Stockholders' equity	123,038	114,930	7.1

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.41%	12.21%		12.45%	12.04%
Annualized net charge-offs to average loans	0.13	0.02		0.09	0.02
Allowance for credit losses to period-end loans	0.98	0.94
Nonperforming assets to total assets	0.47	0.24

Shore Bancshares, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

				June 30, 2008
				compared to	June 30, 2008
	June 30,	December 31,	June 30,	December 31,	compared to
	2008	2007	2007	2007	June 30, 2007
ASSETS
Cash and due from banks	$19,532	$17,198	$16,743	13.6%	16.7%
Interest-bearing deposits with other banks	343	3,036	15,553	(88.7)	(97.8)
Federal funds sold	23,111	6,646	15,226	247.7	51.8
Investments available-for-sale (at fair value)	80,721	97,137	112,353	(16.9)	(28.2)
Investments held-to-maturity	11,121	12,896	13,952	(13.8)	(20.3)

Loans	841,600	776,350	731,211	8.4	15.1
Less: allowance for credit losses	(8,282)	(7,551)	(6,885)	9.7	20.3
Loans, net	833,318	768,799	724,326	8.4	15.0

Premises and equipment, net	14,465	15,617	15,965	(7.4)	(9.4)
Accrued interest receivable	4,843	5,008	5,065	(3.3)	(4.4)
Goodwill	15,954	15,954	11,939	-	33.6
Other intangible assets, net	6,179	6,436	1,421	(4.0)	334.8
Other real estate owned	-	176	313	(100.0)	(100.0)
Other assets	9,876	8,008	7,907	23.3	24.9

Total assets	$1,019,463	$956,911	$940,763	6.5	8.4

LIABILITIES
Noninterest-bearing deposits	$109,718	$104,081	$110,305	5.4	(0.5)
Interest-bearing deposits	708,938	661,814	654,423	7.1	8.3
Total deposits	818,656	765,895	764,728	6.9	7.1

Short-term borrowings	58,263	47,694	27,560	22.2	111.4
Long-term debt	8,485	12,485	27,000	(32.0)	(68.6)
Accrued interest payable and other liabilities	11,021	10,602	6,545	4.0	68.4
Total liabilities	896,425	836,676	825,833	7.1	8.5

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	84	84	84	-	-
Additional paid in capital	29,663	29,539	29,487	0.4	0.6
Retained earnings	93,498	90,365	86,356	3.5	8.3
Accumulated other comprehensive income (loss)	(207)	247	(997)	(183.8)	79.2
Total stockholders' equity	123,038	120,235	114,930	2.3	7.1

Total liabilities and stockholders' equity	$1,019,463	$956,911	$940,763	6.5	8.4

Period-end shares outstanding	8,400	8,381	8,379	0.2	0.3
Book value per share	$14.65	$14.35	$13.72	2.1	6.8

Shore Bancshares, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2008	2007	% Change	2008	2007	% Change
INTEREST INCOME
Interest and fees on loans	$13,961	$14,210	(1.8)%	$28,521	$27,834	2.5%
Interest and dividends on investment securities:
Taxable	945	1,291	(26.8)	2,025	2,575	(21.4)
Tax-exempt	109	135	(19.3)	232	259	(10.4)
Interest on federal funds sold	83	290	(71.4)	205	810	(74.7)
Interest on deposits with other banks	29	329	(91.2)	67	667	(90.0)
Total interest income	15,127	16,255	(6.9)	31,050	32,145	(3.4)

INTEREST EXPENSE
Interest on deposits	4,997	5,402	(7.5)	10,340	10,770	(4.0)
Interest on short-term borrowings	316	276	14.5	682	559	22.0
Interest on long-term debt	182	335	(45.7)	366	669	(45.3)
Total interest expense	5,495	6,013	(8.6)	11,388	11,998	(5.1)

NET INTEREST INCOME	9,632	10,242	(6.0)	19,662	20,147	(2.4)
Provision for credit losses	615	413	48.9	1,077	655	64.4

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	9,017	9,829	(8.3)	18,585	19,492	(4.7)

NONINTEREST INCOME
Service charges on deposit accounts	917	782	17.3	1,788	1,471	21.5
Investment securities gains (losses)	-	1	(100.0)	-	1	(100.0)
Insurance agency commissions	3,111	1,562	99.2	6,578	3,601	82.7
Other noninterest income	1,166	916	27.3	2,330	1,836	26.9
Total noninterest income	5,194	3,261	59.3	10,696	6,909	54.8

NONINTEREST EXPENSE
Salaries and employee benefits	5,759	4,715	22.1	11,743	9,648	21.7
Occupancy expense	537	474	13.3	1,036	984	5.3
Furniture and equipment expense	298	348	(14.4)	584	670	(12.8)
Data processing	440	467	(5.8)	910	899	1.2
Directors' fees	130	128	1.6	295	291	1.4
Amortization of intangible assets	129	64	101.6	258	147	75.5
Other noninterest expenses	2,436	1,551	57.1	4,494	2,999	49.8
Total noninterest expense	9,729	7,747	25.6	19,320	15,638	23.5

Income before income taxes	4,482	5,343	(16.1)	9,961	10,763	(7.5)
Income tax expense	1,716	1,987	(13.6)	3,823	4,004	(4.5)

NET INCOME	$2,766	$3,356	(17.6)	$6,138	$6,759	(9.2)

Weighted average shares outstanding - basic	8,381	8,378	0.0	8,379	8,380	(0.0)
Weighted average shares outstanding - diluted	8,388	8,393	(0.1)	8,387	8,395	(0.1)

Basic net income per share	$0.33	$0.40	(17.5)	$0.73	$0.81	(9.9)
Diluted net income per share	0.33	0.40	(17.5)	0.73	0.81	(9.9)
Dividends paid per share	0.16	0.16	-	0.32	0.32	-

Shore Bancshares, Inc.
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	2nd quarter	1st quarter	4th quarter	3rd quarter	2nd quarter	2Q 08 compared	2Q 08 compared
	2008	2008	2007	2007	2007	to	to
	(2Q 08)	(1Q 08)	(4Q 07)	(3Q 07)	(2Q 07)	1Q 08	2Q 07
PROFITABILITY FOR THE PERIOD
Net interest income	$9,632	$10,030	$10,426	$10,463	$10,242	(4.0)%	(6.0)%
Provision for credit losses	615	462	465	604	413	33.1	48.9
Noninterest income	5,194	5,502	4,715	3,055	3,261	(5.6)	59.3
Noninterest expense	9,729	9,591	9,302	7,599	7,747	1.4	25.6
Income before income taxes	4,482	5,479	5,374	5,315	5,343	(18.2)	(16.1)
Income tax expense	1,716	2,107	2,034	1,964	1,987	(18.6)	(13.6)
Net income	$2,766	$3,372	$3,340	$3,351	$3,356	(18.0)	(17.6)

Return on average assets	1.12%	1.38%	1.40%	1.42%	1.43%	(18.8)%	(21.7)%
Return on average equity	8.98	10.96	11.78	11.51	11.69	(18.1)	(23.2)
Net interest margin	4.17	4.42	4.70	4.74	4.66	(5.7)	(10.5)
Efficiency ratio - GAAP based	65.62	61.75	61.44	56.21	57.37	6.3	14.4

PER SHARE DATA
Basic net income	$0.33	$0.40	$0.40	$0.40	$0.40	(17.5)%	(17.5)%
Diluted net income	0.33	0.40	0.40	0.40	0.40	(17.5)	(17.5)
Dividends paid	0.16	0.16	0.16	0.16	0.16	-	-
Book value at period end	14.65	14.62	14.35	14.05	13.72	0.2	6.8
Tangible book value at period end	12.01	11.96	11.68	12.46	12.12	0.4	(0.9)
Market value at period end	18.72	21.45	21.95	24.14	25.85	(12.7)	(27.6)
Market range:
High	26.47	23.40	24.72	27.05	29.15	13.1	(9.2)
Low	18.52	20.00	20.00	20.52	23.98	(7.4)	(22.8)

AT PERIOD END
Loans	$841,600	$808,583	$776,350	$750,457	$731,211	4.1%	15.1%
Securities	91,842	99,062	110,033	122,773	126,305	(7.3)	(27.3)
Assets	1,019,463	1,003,836	956,911	939,877	940,763	1.6	8.4
Deposits	818,656	808,917	765,895	760,123	764,728	1.2	7.1
Stockholders' equity	123,038	122,699	120,235	117,736	114,930	0.3	7.1

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	12.41%	12.56%	11.91%	12.30%	12.21%
Annualized net charge-offs to average loans	0.13	0.04	0.06	0.06	0.02
Allowance for credit losses to period-end loans	0.98	0.98	0.97	0.96	0.94
Nonperforming assets to total assets	0.47	0.34	0.39	0.47	0.24

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter
(Dollars in thousands, except per share data)

						2Q 08	2Q 08
						compared to	compared to
	2Q 08	1Q 08	4Q 07	3Q 07	2Q 07	1Q 08	2Q 07
INTEREST INCOME
Interest and fees on loans	$13,961	$14,560	$14,958	$14,732	$14,210	(4.1)%	(1.8)%
Interest and dividends on investment securities:
Taxable	945	1,080	1,205	1,325	1,291	(12.5)	(26.8)
Tax-exempt	109	123	124	128	135	(11.4)	(19.3)
Interest on federal funds sold	83	122	120	178	290	(32.0)	(71.4)
Interest on deposits with other banks	29	38	46	180	329	(23.7)	(91.2)
Total interest income	15,127	15,923	16,453	16,543	16,255	(5.0)	(6.9)

INTEREST EXPENSE
Interest on deposits	4,997	5,343	5,430	5,493	5,402	(6.5)	(7.5)
Interest on short-term borrowings	316	366	426	279	276	(13.7)	14.5
Interest on long-term debt	182	184	171	308	335	(1.1)	(45.7)
Total interest expense	5,495	5,893	6,027	6,080	6,013	(6.8)	(8.6)

NET INTEREST INCOME	9,632	10,030	10,426	10,463	10,242	(4.0)	(6.0)
Provision for credit losses	615	462	465	604	413	33.1	48.9

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	9,017	9,568	9,961	9,859	9,829	(5.8)	(8.3)

NONINTEREST INCOME
Service charges on deposit accounts	917	871	952	949	782	5.3	17.3
Investment securities gains (losses)	-	-	4	-	1	-	(100.0)
Insurance agency commissions	3,111	3,467	2,694	1,403	1,562	(10.3)	99.2
Other noninterest income	1,166	1,164	1,065	703	916	0.2	27.3
Total noninterest income	5,194	5,502	4,715	3,055	3,261	(5.6)	59.3

NONINTEREST EXPENSE
Salaries and employee benefits	5,759	5,984	5,520	4,823	4,715	(3.8)	22.1
Occupancy expense	537	499	518	460	474	7.6	13.3
Furniture and equipment expense	298	286	324	318	348	4.2	(14.4)
Data processing	440	470	467	454	467	(6.4)	(5.8)
Directors' fees	130	165	178	136	128	(21.2)	1.6
Amortization of intangible assets	129	129	130	56	64	-	101.6
Other noninterest expenses	2,436	2,058	2,165	1,352	1,551	18.4	57.1
Total noninterest expense	9,729	9,591	9,302	7,599	7,747	1.4	25.6

Income before income taxes	4,482	5,479	5,374	5,315	5,343	(18.2)	(16.1)
Income tax expense	1,716	2,107	2,034	1,964	1,987	(18.6)	(13.6)

NET INCOME	$2,766	$3,372	$3,340	$3,351	$3,356	(18.0)	(17.6)

Weighted average shares outstanding - basic	8,381	8,391	8,380	8,380	8,378	(0.1)	0.0
Weighted average shares outstanding - diluted	8,388	8,400	8,391	8,392	8,393	(0.1)	(0.1)

Basic net income per share	$0.33	$0.40	$0.40	$0.40	$0.40	(17.5)	(17.5)
Diluted net income per share	0.33	0.40	0.40	0.40	0.40	(17.5)	(17.5)
Dividends paid per share	0.16	0.16	0.16	0.16	0.16	-	-